EXHIBIT 10.1

ASSET PURCHASE AGREEMENT


                                     BETWEEN


                          FREESTAR TECHNOLOGIES, INC.,

                                       AND

                                   EPAYLATINA

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of this 9th, day of August, 2001, by and between Freestar Technologies, Inc., a Nevada Corporation (the "Buyer"), and EPayLatina. a Dominican Republic Corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will purchase all of the assets (and assume certain of the liabilities) of the Seller in return for cash and stock.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. DEFINITIONS.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Acquired Assets" means all right, title, and interest in and to all of the assets of the Seller, including all of its (a) real property, leaseholds and sub-leaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property, goodwill associated therewith, licenses and sub-licenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) leases, subleases, and rights thereunder, (e) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (f) accounts, notes, and other receivables, (g) securities (such as the capital stock in its Subsidiaries), (h) claims, deposits, prepayments, refunds, causes of action, choices in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (i) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (j) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (k) Cash, and (l) rights in and with respect to the assets associated with its Employee Benefit Plans, if any; provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation or (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Internal Revenue Code ss.1504(a) [or any similar group defined under a similar provision of state, local, or foreign law].

         "Agreement with Seller Stockholders" means the Agreement with Seller Stockholders entered into concurrently herewith and attached hereto as Exhibit A.

         "Assumed Liabilities" means (a) all Liabilities of the Seller set forth on the face of the Most Recent Balance Sheet, (b) all obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, and (c) all other Liabilities and obligations of the Seller set forth in an appendix to the Disclosure Schedule under an express statement (that the Buyer has initialed) to the effect that the definition of Assumed Liabilities will include the Liabilities and obligations so disclosed; provided, however, that the Assumed

Freestar Technologies, Inc.,
August 8, 2001
page 3


Liabilities shall not include (i) any Liability of the Seller for Taxes, excluding sales tax generated by the sale of the assets hereunder, (ii) any Liability of the Seller for the unpaid Taxes of any Person (other than any of the Seller and its Subsidiaries) under Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) any obligation of the Seller to indemnify any Person (including any of the Seller Stockholders) by reason of the fact that such Person was a director, officer, employee, or agent of any of the Seller and its Subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise),
(iv) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or (v) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in ss.2(d) below.

         "Closing Date" has the meaning set forth in ss.2(d) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Controlled Group of Corporations" has the meaning set forth in Code ss.1563.

         "Deferred Intercompany Transaction" has the meaning set forth in Reg.ss.1.1502-13.

         "Disclosure Schedule" has the meaning set forth in ss.3 below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.
         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the

Freestar Technologies, Inc.,
August 8, 2001
page 4


Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excess Loss Account" has the meaning set forth in Reg.ss.1.1502-19.

         "Extremely Hazardous Substance" has the meaning set forth in ss.302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fiduciary" has the meaning set forth in ERISA ss.3(21).

         "Financial Statement" has the meaning set forth in ss.3(g) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LLC" means Limited Liability Company

Freestar Technologies, Inc.,
August 8, 2001
page 5


         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements, including any notes thereto.

         "Most Recent Financial Statements" has the meaning set forth in ss.3(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in ss.3(g) below.

         "Most Recent Fiscal Year End" has the meaning set forth in ss.3(g) below.

         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Post Closing Obligations" has the meaning set forth in ss.8 below.

         "Process Agent" has the meaning set forth in ss.9(p) below.

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Purchase Price" has the meaning set forth in ss.2(c) below.

         "Reportable Event" has the meaning set forth in ERISA ss.4043. "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable [or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings],
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.
         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Survey" has the meaning set forth in ss.5(i) below.

         "Seller" has the meaning set forth in the preface above.

Freestar Technologies, Inc.,
August 8, 2001
page 6

         "Seller Share" means any share of the Common Stock, no stated par value, of the Seller.

         "Seller Stockholder" means any person who or which holds any Seller Shares.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2. BASIC TRANSACTION.

         (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this ss.2.

         (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities, except that the Buyer will be responsible for any sales tax and/or transfer tax due as a result of the transfer of assets pursuant to this Agreement. Additionally Buyer will indemnify, defend and hold Seller harmless from any leases assumed by Buyer under the terms of this Agreement and Buyer will use its best efforts to arrange for the release from said leases of Seller and as soon after closing as reasonably possible.

         (c) Purchase Price. At Closing, which shall occur on or before August 30, 2001 the Buyer shall issue to Seller, 1,000,000 shares of Convertible Preferred stock in Freestar equal to $4,200,000, said shares to be issued pursuant to Section 4(2) of the Securities Act of 1934, as amended [the Act], and to be disbursed to the present shareholders of ePaylatina in proportion to their respective interests in said corporation. These Preferred shares shall convert into 12,000,000 shares of Common stock, one third of the number of shares convertible over a period of three years commencing 12 months after the consummation of the transaction providing the owners meet earning criteria of not less than one million dollars per year after insurance, depreciation and interest but before taxes. The Preferred stock shall be voting and each share shall receive 12 votes on any issue brought before the shareholders. Additionally, a total of 12,000,000 shares shall be issued to various consultants are set forth in the Exhibits hereto who have arranged this transaction and will have worked on the transaction to see it through to completion. 4,000,000 of these shares shall be registered on a Form S-8 and the balance of these shares likewise, shall be issued under Section 4(2) of the Act. 2,000,000 of the above referenced S-8 shares shall be locked up and released to Paul Egan based upon meeting earning criteria in ePaylatina of a net income of not less than one million dollars per year after insurance, depreciation and interest, but before taxes or as is otherwise agreed to by the Board of Directors in good faith subject to the exercise of their fiduciary duties.

Freestar Technologies, Inc.,
August 8, 2001
page 7

         1) (d) Closing. Closing shall occur at 9:00 A.M., on August 10,
2001, at 410 Broadway, 2nd Floor, Laguna Beach, California as agreed to between Buyer and Seller, and shall be contingent upon Seller delivering Exhibit "F" and the assignments attached hereto as Exhibits C and D and Buyer delivering the consideration specified in ss. 2C. In addition, Seller will provide Buyer with the following which shall be approved by Buyer in writing prior to close.

         (i) A business plan including pro forma projections for at least 5 years;
         (ii) An appraisal of the assets of the business of ePaylatina by a competent business appraiser;
         (iii) A certified audit of the assets and liabilities of ePaylatina for the last two fiscal years demonstrating that ePaylatina has at least $1,100,000 U.S. in assets;
         (iv) Copies of all credit lines with any banks or other entities with whom ePaylatina has entered into equity financing;
         (v) An appraisal of the value of any and all patents owned or held by ePaylatina or its executive officers which is an asset of ePaylatina or is a required part of the technology which ePaylatina has developed;

         (e) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in ss.6(a) below; (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in ss.6(b) below;
(iii) the Seller will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including real property and Intellectual Property transfer documents) in the forms attached hereto marked collectively Exhibit C and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel reasonably may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit D and (B) such other instruments of assumption as the Seller and its counsel reasonably may request; and (v) the Buyer will deliver to Seller, or on Seller's behalf, the consideration specified in ss.2(c) above, as well as executed copies of Exhibits G and H..]

         (f) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit E.

3. Representations and Warranties of the Seller. The Seller, to the best of Seller's knowledge, represents and warrants to the Buyer that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

         (a) Organization of the Seller. The Seller is a Dominican Republic corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors of the Seller and the Seller Stockholders have duly authorized the

Freestar Technologies, Inc.,
August 8, 2001
page 8


execution, delivery, and performance of this Agreement by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of the charter or bylaws of Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (e) Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except as disclosed on the Most Recent Balance Sheet and except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, the Seller has good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer, except for such security interest as set forth on the Most Recent Balance Sheet. The assets of ePaylatina being acquired through this Agreement consist of various intellectual properties (including, but not limited to, registrations, website domains, software licenses, or rights related thereto), technology, confidential business and technical information, research and development, technical know how, trade secrets, strategic alliances and other operational relationships, existing and to be developed banking relationships and existing exclusive marketing contracts, management consoles, computer software and hardware, billing information and all intangible assets including goodwill and information of competitive advantage.

         (f) Tax Returns and Financial Statements. Attached hereto as Exhibit F are copies of the statement of income, and cash flow statement as of June 30, 2000. The Financial Statements (including the notes thereto) present fairly the financial condition of the Seller as of such dates and the results of operations of the Seller for such periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete).

         (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Seller. Without limiting the generality of the foregoing, since that date:

                  (i) Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

Freestar Technologies, Inc.,
August 8, 2001
page 9


                  (ii) Seller has note entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $10,000.00 or outside the Ordinary Course of Business;

                  (iii) no party has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000.00 to which Seller is a party or by which any of them is bound;

                  (iv) Seller has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) Seller has not made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

                  (vi) Seller has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) outside the Ordinary Course of Business;

                  (vii) Seller has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $2,500.00 singly or $5,000.00 in the aggregate;

                  (viii) Seller has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) Seller has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $2,500.00 or outside the Ordinary Course of Business;

                  (x) Seller has not granted any license or sublicense of any rights under or with respect to any Intellectual Property other than agreements entered into in the Ordinary Course of Business and as are more specifically set forth in Paragraph 2(d);

                  (xi) Seller has not made or authorized any change in its articles of incorporation or bylaws of any of the Seller and its Subsidiaries;

                  (xii) Seller has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) Seller has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) Seller has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) Seller has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

Freestar Technologies, Inc.,
August 8, 2001
page 10

                  (xvi) Seller has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) Seller has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) Seller has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xix) Seller has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xx) Seller has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxi) Seller has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

                  (xxii) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Seller and its Subsidiaries; and

                  (xxiii) Seller has not committed to any of the foregoing.

         (h) Undisclosed Liabilities. Seller has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability other than in the Ordinary Course of Business), except for
(i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (i) Legal Compliance. Seller and its respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (j) Disclosure Schedule

                  (i) ss.3(l)(i) of the Disclosure Schedule lists and describes briefly all assets owned by the Seller. The Seller has delivered to the Buyer correct and complete copies of the agreements and assignments of the Selelr and appropriate assignments listed in ss.3(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in ss.3(l)(ii) of the Disclosure Schedule:

         (l) Real Property.

Freestar Technologies, Inc.,
August 8, 2001
page 11



                  (i) ss.3(l)(i) of the Disclosure Schedule lists and describes briefly all real property leased to the Seller, including the corporate offices as is more fully disclosed in the due diligence documents previously submitted prior to the execution hereof. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases listed in ss.3(l)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in ss.3(l)(ii) of the Disclosure Schedule:

                           (A) the lease or sublease is legal, valid, binding,
                  enforceable, and in full force and effect;

                           (B) the lease or sublease will continue to be legal,
                  valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above);

                           (C) no party to the lease or sublease is in breach or
                  default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the lease or sublease has repudiated
                  any provision thereof;

                           (E) there are no disputes, oral agreements, or
                  forbearance programs in effect as to the lease or sublease;

                           (F) with respect to each sublease, the
                  representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                           (G) Seller has not assigned, transferred, conveyed,
                  mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                           (H) all facilities leased or subleased thereunder
                  have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                           (I) all facilities leased or subleased thereunder are
                  supplied with utilities and other services necessary for the operation of said facilities; and

         (m) Intellectual Property.

                  (i) The Seller owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Seller as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Seller immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. Seller has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) Seller has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller has not received any charge, complaint, claim,

Freestar Technologies, Inc.,
August 8, 2001
page 12

         demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Seller and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller and its directors and officers (and employees with responsibility for Intellectual Property matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Seller.

                  (iii) ss.3(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to its Intellectual Property, identifies each pending patent application or application for registration which any of the Seller has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Seller has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) [and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item]. ss.3(l)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Seller and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in ss.3(m)(iii) of the Disclosure
         Schedule:

                           (A) the Seller and its Subsidiaries possess all
                  right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) the item is not subject to any outstanding
                  injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) Seller has not agreed to indemnify any Person for
                  or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (iv) ss.3(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Seller and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in ss.3(m)(iv) of the Disclosure Schedule;

                           (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect;

                           (B) the license, sub-license, agreement, or
                  permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above);

Freestar Technologies, Inc.,
August 8, 2001
page 13

                           (C) no party to the license, sub-license, agreement,
                  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the license, sub-license, agreement,
                  or permission has repudiated any provision thereof;

                           (E) with respect to each sub-license, the
                  representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                           (F) the underlying item of Intellectual Property is
                  not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) Seller has not granted any sublicense or similar
                  right with respect to the license, sublicense, agreement, or permission.

                  (v) To the Knowledge of the Seller and its directors and officers (and employees with responsibility for Intellectual Property matters), Seller will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                  (vi) Seller and its directors and officers (and employees with responsibility for Intellectual Property matters) are not aware of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of the Seller and its Subsidiaries.]

         (n) Tangible Assets. The Seller and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         (o) Inventory. The inventory of the Seller and its Subsidiaries consists of Intellectula Properties forth in the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller.

         (p) Contracts. ss.3(p) of the Disclosure Schedule lists the following contracts and agreements to which Seller is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000.00 per annum;

Freestar Technologies, Inc.,
August 8, 2001
page 14


                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Seller, or involve consideration in excess of $5,000.00;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000.00 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreements between Seller and its shareholders, officers and directors;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000.00 or providing severance benefits;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Seller and its Subsidiaries; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.00.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in ss.3(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.3(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above); (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (q) Notes and Accounts Receivable. All notes and accounts receivable of the Seller is reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts

Freestar Technologies, Inc.,
August 8, 2001
page 15


set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Seller and its Subsidiaries.

         (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Seller.

         (s) Insurance. ss.3(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years:

                  (i) the name, address, and telephone number of the agent;

                  (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (iii) the policy number and the period of coverage;

                  (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (v) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above);
(C) neither any of the Seller and its Subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Seller been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. ss.3(s) of the Disclosure Schedule describes any self-insurance arrangements affecting Seller.

         (t) Litigation. ss.3(t) of the Disclosure Schedule sets forth each instance in which Seller (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in ss.3(t) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Seller. Seller and its directors and officers (and employees with responsibility for litigation matters) have no reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Seller.

         (v) Employees. To the Knowledge of Seller and its directors and officers (and employees with responsibility for employment matters), no executive, key employee, or group of employees has any plans to terminate employment with Seller. Seller is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Seller has not committed any unfair labor practice. Seller and its directors and officers (and employees with

Freestar Technologies, Inc.,
August 8, 2001
page 16


responsibility for employment matters) has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Seller.

         (w) Employee Benefits.

                  (i) ss.3(x) of the Disclosure Schedule lists each Employee Benefit Plan that Seller maintains or to which Seller contributes.

                           (A) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and descriptions (including
                  Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code ss.4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (D) Each such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

                           (E) The market value of assets under each such
                  Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (F) The Seller has delivered to the Buyer correct and
                  complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that Seller maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                           (A) No such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a

Freestar Technologies, Inc.,
August 8, 2001
page 17


                  Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

                           (B) There have been no Prohibited Transactions with
                  respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. Seller and its directors and officers (and employees with responsibility for employee benefits matters) possess no Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                           (C) Seller has not incurred, and neither Seller nor
                  its directors and officers (and employees with responsibility for employee benefits matters) have any reason to expect that Seller will incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) Seller has never contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

                  (iv) Seller has never maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code ss.4980B).

                           (D) Paul Egan ("Egan") will become the Chief
                  Executive Officer of Freestar and will be solely responsible for distributing the stock in Freestar to the existing shareholders of ePaylatina in accordance which such shareholders respective interests.Paul Egan, Dennis H. Johnston and Ciaran Egan will at all times hereafter maintain a position on Freestar's Board of Directors. Unanimous vote of the Board of Directors shall be required to authorize a substantial change in control, issuance of additional shares, reorganization, or a sale of significant assets of Freestar.

         (x) Guaranties. Seller is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (y) Environment, Health, and Safety.

                  (i) Each of the Seller, and its predecessors and Affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Seller, and its predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards,

Freestar Technologies, Inc.,
August 8, 2001
page 18


         prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) Seller has no Liability (and Seller and its predecessors and Affiliates has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Seller giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                  (iii) All properties and equipment used in the business of the Seller and its respective predecessors and Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene,
         1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         (aa) Indemnity Agreement. Seller's Stockholders have executed the Indemnity Agreement attached hereto, marked Exhibit "A" and incorporated by reference.

         (bb) Disclosure. The representations and warranties contained in this ss.3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3 not misleading.

         (cc) Stock Splits The Seller agrees that it will not recommend to the shareholders or allow the Board of Directors to recommend, advocate or allow a forward or reverse split of the Common stock in Freestar for a period of at least three (3) years following the consummation of this transaction nor shall the Board further dilute the stock by issuing stock to themselves or their immediate family, agents or representatives other than through the issuance of an SB-2 as is more fully set forth elsewhere herein.

         4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

         (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in ss.2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of,

Freestar Technologies, Inc.,
August 8, 2001
page 19


create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in ss.2 above).

         (d) Stock Splits The Buyer agrees that it will not recommend to the shareholders or allow the Board of Directors to recommend, advocate or allow a forward or reverse split of the Common stock in Freestar for a period of at least three (3) years following the consummation of this transaction nor shall the Board further dilute the stock by issuing stock to themselves or their immediate family, agents or representatives other than as may occur with the filing and approval of the SB-2 more fully set forth herein.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

         (b) Notices and Consents. The Seller will give any notices to third parties that the Buyer reasonably may request in connection with the matters referred to in ss.3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(c) and ss.4(c) above.

         (c) Operation of Business. The Seller will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not
(i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in ss.3(h) above.

         (d) Preservation of Business. The Seller will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) Full Access. The Seller will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Seller.

         (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

Freestar Technologies, Inc.,
August 8, 2001
page 20



         (g) Exclusivity. The Seller will not (and the Seller will not cause or permit any of its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Seller (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (h) Capital Infusion Freestar shall use its best efforts to arrange for an infusion of capital into the business in an amount of not less than $1,000,000 to facilitate the building of the business and to support various costs of the business until such time as a cash flow begins to develop and shall undertake to register, in the sole and absolute discretion of the Seller, 20 million shares pursuant to an SB-2 Registration Statement with the SEC.

         (i) Freestar represents and warrants that the corporation currently has 6,861,500 shares of common stock issued and outstanding and has 80,000,000 shares of common stock currently authorized. Additionally, Egan agrees to allow Freestar to spin off ePaylatina for consideration to be determined in the Board of Directors discretion at any time after two (2) years subsequent to the execution of this Agreement and will give existing shareholders of Freestar at said date twenty percent (20%) of the issued and outstanding shares in the form of a stock dividend distribution.

         (j) It is agreed and understood that irrespective o control of the Board of Directors, the parties will cause an employment agreement to be entered into with Paul Egan with compensation as follows: $150,000 for the first year, $250,000 for the second and third year and based upon a performance standard to be agreed upon by the Board of Directors for a period of three (3) years, exclusive of director and officer benefits offered to current executive employees, officer and directors of Freestar plus stock options for employees and directors to be determined by the Board of Directors who will provide a stock option plan for directors and employees.

         (k) It is agreed and understood that the shareholders of Freestar will use their best efforts to place the products offered by ePaylatina with appropriate businesses and Egan will receive, as additional compensation, a finders fee equal to five (5) per cent of the gross revenues generated by companies Egan develops strategic alliances as such revenues are collected by Freestar.

         (l) Prior to the transfer and acquisition of the assets of ePaylatina, except as required by law or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by Freestar or ePaylatina or any of their respective affiliates, officers, directors, employees, representative or agent, without prior written consent of Paul Egan and Dennis H. Johnston, in any case, as to form, content, timing and manner of distribution or publication; provided however that nothing in this section shall prevent such parties from discussing such transaction with such persons whose approval agreement or opinion, as the case may be, required for consummation of such particular transaction or transactions.

         6. Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

Freestar Technologies, Inc.,
August 8, 2001
page 21


                  (i) the representations and warranties set forth inss.3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) the Seller and its Subsidiaries shall have procured all of the third party consents specified inss.5(b) above;

                  (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Buyer to own the Acquired Assets and to operate the former businesses of the Seller;

                  (v) the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in ss.6(a)(i)-(iv) is satisfied in all respects; and

                  (vii) the relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits G through H attached hereto and the same shall be in full force and effect; and

The Buyer may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth inss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iii) is satisfied in all respects;

                  (v) the relevant parties shall have entered into side agreements in form and substance as set forth in Exhibits G through H and the same shall be in full force and effect;

Freestar Technologies, Inc.,
August 8, 2001
page 22


The Seller may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

         7. Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 30, 2001, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 30, 2001, by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

         8.  Post Closing Obligations.  None

         9. Miscellaneous.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder as and to the extent provided in the Agreement with Seller Stockholders.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

Freestar Technologies, Inc.,
August 8, 2001
page 23


         (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Seller:
         -----------------
         Dennis Johnston
         Freestar Technologies, Inc.,
         16130 Ventura Blvd., Suite 600
         Encino, CA  91436
         If to the Buyer:
         ----------------                                     -
         Paul Egan
         ePayLatina.
         Calle Santino
         Falco, No. 24 Edificio
         Jbaez, 2nd Floor
         Santa Domingo
         Dominican Republic

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

Freestar Technologies, Inc.,
August 8, 2001
page 24


         (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the Dominican Republic or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Buyer and the Seller will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter [(subject to the provisions set forth in ss.8(p) below)], in addition to any other remedy to which it may be entitled, at law or in equity.

         (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the Central District of California in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

         (o) Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of any bulk transfer laws, if any, of any jurisdiction in connection with the transactions contemplated by this Agreement.

Freestar Technologies, Inc.,
August 8, 2001
page 25



         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on [as of] the date first above written..



Freestar Technologies, Inc.,
a Nevada Corporation

By: /s/ Dennis H. Johnston
    -------------------------------------------------
    Dennis H. Johnston
    Title: Interim Chief Executive Officer





EPayLatina.,
a Dominican Republic Corporation
By: /s/ Paul Egan
   -------------------------------------------------
   Paul Egan
   Title: Chief Executive Officer

Freestar Technologies, Inc.,
August 8, 2001
page 26


                                   EXHIBIT "A"

                 Indemnity Agreement with Seller's Stockholders

Freestar Technologies, Inc.,
August 8, 2001
page 27


                                   EXHIBIT "B"

                             List of Acquired Assets


All right, title, and interest in and to all of the assets of the Seller, including all of its

         7.1 Real property, leaseholds and sub-leaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets),

                  (b) Tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies),

         7.2 Intellectual Property, goodwill associated therewith, licenses and sub-licenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions,

         7.3 Leases, subleases, and rights thereunder,

                  (d) Agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder,

                  (f) Accounts, notes, and other receivables,

                  (g) Claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes),

                  (h) Franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies,

                  (i) Books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (j) Cash, and

                  (k) Rights in and with respect to the assets associated with its Employee Benefit Plans; provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation or (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

Freestar Technologies, Inc.,
August 8, 2001
page 28

Freestar Technologies, Inc.,
August 8, 2001
page 29


                                   EXHIBIT "C"

                          List and Forms of Assignments

Freestar Technologies, Inc.,
August 8, 2001
page 30


                                   EXHIBIT "D"

                           List of Assumed Liabilities
                               Form of Assumption

         All Liabilities of the Seller set forth on the face of the Most Recent Form 10Q (rather than in any notes thereto),

         All Liabilities of the Seller which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (other than any Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, or violation of law)

         All obligations of the Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets either
         (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing, or
         (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing, and

         All other Liabilities and obligations of the Seller set forth in an appendix to the Disclosure Schedule under an express statement (that the Buyer has initialed) to the effect that the definition of Assumed Liabilities will include the Liabilities and obligations so disclosed; provided, however, that the Assumed Liabilities shall not include

         (i)      any Liability of the Seller for Taxes,
         (ii) any Liability of the Seller for the unpaid Taxes of any Person (other than any of the Seller and its Subsidiaries) under Reg.ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise,
         (iii) any obligation of the Seller to indemnify any Person (including any of the Seller Stockholders) by reason of the fact that such Person was a director, officer, employee, or agent of any of the Seller and its Subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise),
         (iv) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, or
         (v) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement).

Freestar Technologies, Inc.,
August 8, 2001
page 31


                                   EXHIBIT "E"

                               Allocation Schedule

Freestar Technologies, Inc.,
August 8, 2001
page 32


                                   EXHIBIT "F"

                  Seller's Financial Statements and Tax Returns

Freestar Technologies, Inc.,
August 8, 2001
page 33


                                   EXHIBIT "G"

                        Management Stock Bonus Agreement

Freestar Technologies, Inc.,
August 8, 2001
page 34


                                   EXHIBIT "H"

                              Employment Agreement

Freestar Technologies, Inc.,
August 8, 2001
page 35


                              Disclosure Statement


ss.3 Representations and Warranties of Seller.

Seller Disclosure Statement
Any exceptions toss.3 of Agreement listed in Disclosure Statement

(1)      Organization of Seller
(2)      Authorization of Board of Directors to Sell
(3) Noncontravention (sale will not violate corporate charter, bylaws, laws or contract)
(4)      No Commissions/Brokerage Fees
(5)      Good/Marketable Title to Acquired Assets
(6)      Tax Returns/Financial Statements (Exhibit F) are true an correct
(7)      No material changes since date of most recent Financial Statement/Tax
         Return
(8)      No undisclosed liabilities or pending/threatened litigation
(9) Seller and its predecessors have complied with all laws no citations/charges
(10) Seller has filed all tax returns, no extensions, paid al taxes, no assessments/liens
(11)     (Blank)
(12) All real property and leases of Seller listed and described/ copies of leases attached/breaches or defaults do not exist or are described.
(13) Intellectual Property - all copyrights, patents, trademarks, tradenames or licenses for any of the foregoing are listed and identified by registration number, etc. Seller warrants its right to use all tradenames, manufacturing processes, designs, etc...
(14) Right to Use All Equipment on Premises - working and in good order except for ordinary wear and tear
(15) Inventory on Premises if merchantable and fit for use in Seller's operations - no obsolete, damaged or defective inventory which should be written down or off
(16) List of Contracts to which Seller is a party [purchase contracts in excess of $5,000 or that extend over a one year period of time; leases; joint venture or partnership agreements; security agreements; loan agreements; confidentiality & non-competition agreements Copies of all agreements attached.
(17) Notes and Receivables and reserve for Bad Debts, properl accounted for (i.e., not subject to claims for setoffs or counterclaims or are uncollectible)
(18)     No Powers of Attorney
(19) List of All Insurance Policies -limits, policy periods, names of insureds, names/addresses of agents; premium information; unless stated, all policies in force and effect, Seller knows of no breach of false information on applications
(20) Litigation Pending, Threatened and Historical -- all types, state, federal, administrative, arbitrations,
(21)     Product Warranty information - terms of warranties
(22)     Product Warranty claims -
(23) Employee / workforce remains intact, no threatened or pending resignations
(24)     Employee Benefit Plans Identified
(25) Guaranties (If Seller is a guarantor, obligation is identified, described)
(26)     Compliance with Health, Safety Regulatory Laws
(27)     Indemnity Signed
(28)     Representations and Warranties are true and correct

4. Buyer's Warranties

Disclosure Statement of Buyer

1) Buyer is a Nevada Corporation, duly organized, validly existing, good standing
2)       Authorization to consummate transaction
3)       Non-contravention
4)       No Broker's Fees

Freestar Technologies, Inc.,
a Nevada Corporation

By: /s/ Dennis H. Johnston
    -------------------------------------------
      Dennis H. Johnston
      Title: Interim Chief Executive Officer

EPayLatina.,
a Dominican Republic Corporation

By: /s/ Paul Egan
    -------------------------------------------
      Paul Egan
      Title: Chief Executive Officer

                                                                EXHIBIT I


DUE DILIGENCE CHECKLIST

Seller hereby acknowledge that items marked N/A on the Due Diligence Request attached hereto are Not Applicable.


Freestar Technologies, Inc.,
a Nevada Corporation

By: /s/ Dennis H. Johnston
    -------------------------------
      Dennis H. Johnston
      Title:    Interim Chief Executive Officer


EPayLatina.,
a Dominican Republic Corporation

By: /s/ Paul Egan
   --------------------------------
      Paul Egan
      Title:    Chief Executive Officer

                                   EXHIBIT I

                            DUE DILIGENCE CHECKLIST